UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
(Address of principal executive offices)           (Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Ocean Bio-Chem, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 8, 2012. At the meeting, the Company’s shareholders:

•	elected eight nominees to serve on the Board of Directors,

•
approved an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock, $.01 par value, from 10,000,000 shares to 12,000,000 shares and enable the Company to issue shares for such consideration as is permitted under the Florida Business Corporation Act,

•	ratified the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for 2012.

Set forth below are the voting results with respect to each proposal:

Proposal No. 1 — Election of Directors

Nominees	For	Withhold	Broker Non-Votes
Peter G. Dornau	5,713,673	78,696	1,672,559
Jeffrey S. Barocas	5,741,091	73,778	1,672,559
Gregor M. Dornau	5,714,072	78,297	1,672,559
William W. Dudman	5,718,990	73,379	1,672,559
Sonia B. Beard	5,801,585	13,284	1,672,559
Diana Mazuelos Conard	5,779,085	13,284	1,672,559
James M. Kolisch	5,725,695	66,674	1,672,559
John B. Turner	5,779,504	12,885	1,672,559

Proposal No. 2 — Amendment to the Company’s Articles of Incorporation

For	Against	Abstain	Broker Non-Votes
5,656,771	156,898	1,200	1,672,559

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
7,465,079	21,987	362	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 11, 2012	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer